Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

EXOSOME SCIENCES, INC.

10% PROMISSORY NOTE

$___________

FOR VALUE RECEIVED, Exosome Sciences, Inc., a Nevada corporation (the "Company"), promises to pay to ___________, whose address is __________________________, or registered assigns (the "Holder"), the sum of ___________ Dollars ($___________) in lawful money of the United States of America on or before the Maturity Date as defined herein, with all Interest thereon as defined and specified herein.

1.               Interest. Unless there shall be an Event of Default, this Note shall bear interest ("Interest") equal to ten percent (10%) per annum on the unpaid principal balance, computed on a three hundred sixty (360)-day year, during the term of the Note. The Company shall pay all Interest on or before the Maturity Date. In no event shall the rate of Interest payable on this Note exceed the maximum rate of Interest permitted to be charged under applicable law. On and after an Event of Default, this Note shall bear Interest equal to twelve percent (12%) per annum on the unpaid principal balance, computed on a three hundred sixty (360)-day year.

2.               Payments. All payments under this Note shall first be credited against the payment of accrued and unpaid Interest, if any, and the remainder shall be credited against principal. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to Holder by cashier's check, certified check, bank wire transfer or any other means of guaranteed funds to the mailing address provided below, or at such other place as the Holder shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday (any other day being a "Business Day"), the due date of the payment shall be extended to the next succeeding Business Day, and Interest, if any, shall be payable thereon during such extension.

3.               Pre-Payments and Maturity Date. This Note shall be due and payable in full, including all accrued Interest thereon, on October 8, 2014 (the "Maturity Date"). At any time on or prior to the Maturity Date, the Company shall have the right to prepay this Note, in whole or in part, provided that on such prepayment date, the Company will pay in respect of the redeemed Note cash equal to the face amount plus accrued Interest on the Note (or portion thereof) redeemed. The Company may prepay this Note at any time after issuance without penalty.

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4.               Transfer Restrictions; Exemption from Registration. The Holder agrees that (i) this Note has not been registered under the Act and may not be sold or transferred without registration under the Act or unless an exemption from such registration is available; and (ii) the Holder has acquired this Note for its own account for investment purposes only and not with a view toward resale or distribution.

5.               Default. The Company shall perform its obligations and covenants hereunder pertaining to the indebtedness evidenced hereby. The following provisions shall apply upon failure of the Company so to perform.

5.1            Event of Default. Any of the following events shall constitute an "Event of Default" hereunder:

5.1.1       Failure by the Company to pay principal when due and payable hereunder on the Maturity Date;

5.1.2       The entry of an order for relief under Federal Bankruptcy Code as to the Company or entry of any order appointing a receiver or trustee for the Company or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by the Company seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor's act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature.

5.2            Acceleration. Upon any Event of Default, all sums evidenced hereby, including all principal, Interest, fees and all other amounts due hereunder, shall become immediately due and payable.

5.3            Notice by Company. Upon the happening of any Event of Default specified in this paragraph that is not cured within the respective periods prescribed above, the Company will give prompt written notice thereof to the Holder of this Note.

5.4            No Waiver. Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

6.               Assignment, Transfer or Loss of the Note.

6.1            No Holder of this Note may assign, transfer, hypothecate or sell all or any part of this Note or in any way alienate or encumber the Note without the express written consent of the Company, the granting or denial of which shall be within the absolute discretion of the Company. Any attempt to effect such transfer without the consent of the Company shall be null and void. The Company has not registered this Note under the Act or the applicable securities laws of any state in reliance on exemptions from registration. Such exemptions depend upon the investment intent of the Holder at the time he acquires his Note. The Holder is acquiring this Note for his own account for investment purposes only and not with a view toward distribution or resale of such Note within the meaning of the Act and the applicable securities laws of any state. The Company shall be under no duty to register the Note or to comply with an exemption in connection with the sale, transfer or other disposition under the applicable laws and regulations of the Act or the applicable securities laws of any state. The Company may require the Holder to provide, at his expense, an opinion of counsel satisfactory to the Company to the effect that any proposed transfer or other assignment of the Note will not result in a violation of the applicable federal or state securities laws or any other applicable federal or state laws or regulations.

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7.               Notices. All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, to the office of the Company or such other address as the Company may from time to time designate in writing sent by certified mail, postage prepaid, to the Holder at his address set forth above or such other address as the Holder may from time to time designate in writing to the Company by certified mail, postage prepaid.

8.               Usury. All Interest, Default Interest, fees, charges, goods, things in action or any other sums or things of value, or other contractual obligations (collectively, the "Additional Sums") paid by the Company hereunder, whether pursuant to this Note or otherwise, with respect to the indebtedness evidenced hereby, or any other document or instrument in any way pertaining to the indebtedness, which, under the laws of the State of California, may be deemed to be Interest with respect to such loan or indebtedness, shall, for the purpose of any laws of the State of California, which may limit the maximum amount of Interest to be charged with respect to such loan or indebtedness, be payable by the Company as, and shall be deemed to be, Interest and for such purposes only, the agreed upon and contracted rate of Interest shall be deemed to be increased by the Additional Sums. Notwithstanding any provision of this Note to the contrary, the total liability for payments in the nature of Interest under this Note shall not exceed the limits imposed by applicable law. The Company shall not assert a claim, and shall actively resist any attempts to compel it to assert a claim, respecting a benefit under any present or future usury laws against any Holder of this Note.

9.               Construction. This Note shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of California. Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

10.            Severability. In the event any one or more of the provisions contained in this Note or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

11.            Entire Agreement. This Note represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

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12.            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, or in any manner arising in connection with or related to the transactions contemplated hereby or involving the parties hereto whether at law or equity and under any contract, tort or any other claim whatsoever and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing or faxing a copy thereof to such party at the address for such notices as listed in this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.            Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

14.            Miscellaneous. Except as otherwise provided herein, the Company waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity and protest. Time is of the essence with respect to the performance of each and every covenant, condition, term and provision hereof.

IN WITNESS WHEREOF, this Note has been issued on the ____ day of October 2013.

EXOSOME SCIENCES, INC.

By _______________________________________

James A. Joyce

President